Exhibit 99.2

For Immediate Release	Investor Contact: Derek Fiebig (954) 769-2227 fiebigd@autonation.com Contact: Lisa Rhodes Ryans (954) 769-4120 publicrelations@AutoNation.com

AutoNation Withdraws from Pendragon PLC Process
FORT LAUDERDALE, FLORIDA (October 17, 2023) – AutoNation, Inc. (NYSE:AN) America’s most admired retailer, today confirmed that it will not be making a formal offer for Pendragon PLC.
On September 26, 2023, AutoNation, Inc. (the “Company”) confirmed that it had submitted a preliminary, non-binding proposal to acquire the entire issued and to be issued share capital of Pendragon PLC (“Pendragon”). After further considering the opportunity, AutoNation today confirmed, as required by Rule 2.8 of the U.K. City Code on Takeovers and Mergers, that it does not intend to make an offer for Pendragon.
Mike Manley, AutoNation’s CEO, stated, “These assets presented AutoNation with a potential opportunity to expand into a new market. However, after further considering the opportunity, we decided not to make a formal offer. AutoNation will continue to leverage M&A, which may include opportunities within and outside the U.S., to expand our business portfolio in a meaningful and synergistic way, and to create value for our shareholders.”
About AutoNation, Inc.
AutoNation, a provider of personalized transportation services, is driven by innovation and transformation. As one of America's most admired companies, AutoNation delivers a peerless Customer experience recognized by data-driven consumer insight leaders, Reputation and J.D. Power. Through its bold leadership and brand affinity, the AutoNation Brand is synonymous with “DRVPNK” and “What Drives You, Drives Us.” AutoNation has a singular focus on personalized transportation services that are easy, transparent, and Customer-centric.
Please visit www.autonation.com, investors.autonation.com, and www.twitter.com/AutoNation, where AutoNation discloses additional information about the Company, its business, and its results of operations. Please also visit www.autonationdrive.com, AutoNation's automotive blog, for information regarding the AutoNation community, the automotive industry, and current automotive news and trends.
FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Words such as “anticipates,” “expects,” “intends,” “goals,” “targets,” “projects,” “plans,” “believes,” “continues,” “may,” “will,” “could,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Statements regarding the Company’s strategic initiatives, partnerships, and investments, and other statements that describe the Company’s objectives, goals, or plans, are forward-looking statements. The Company’s forward-looking statements reflect its current expectations concerning future results and events, and they involve known and unknown risks, uncertainties, and other factors that are difficult to predict and may cause the Company’s actual results, performance, or achievements to be materially different from any future results, performance, and achievements expressed or implied by these statements. These risks, uncertainties, and other factors include, among others, the possibility that the Company will make or participate in a future offer for Pendragon in accordance with the Code, including in the event of a material change of circumstances (as determined by the U.K. Takeover Panel on Takeovers and Mergers) or the announcement by a third party of a firm intention to make an offer for Pendragon, as well as other factors described in the Company’s news releases and filings made under securities laws, including, among others, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. Forward-looking statements contained in this news release speak only as of the date of this report, and the Company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances.
U.K. City Code on Takeovers and Mergers
On October 17, 2023, the Company issued an announcement (the “Announcement”) as required by Rule 2.8 of the U.K. City Code on Takeovers and Mergers (the “Code”) disclosing, among other things, that the Company does not intend to make an offer for Pendragon. As required by the Code, the Announcement stated that the Company reserves the right to make or participate in an offer for Pendragon within six months following the date of the Announcement in the following circumstances: with the agreement or recommendation of the board of Pendragon, following the announcement by a third party of a firm intention to make an offer for Pendragon, following the announcement by Pendragon of a Rule 9 waiver proposal (as described in Note 1 of the Notes on Dispensations from Rule 9 of the Code or a reverse takeover (as defined in the Code), or if the U.K. Takeover Panel on Takeovers and Mergers determines there has been a material change of circumstances.